INDENTURE SUPPLEMENTAL
TO
MORTGAGE AND DEED OF TRUST
(Dated January 15, 1937)
Executed By
ATLANTIC CITY ELECTRIC COMPANY
TO
THE BANK OF NEW YORK,
Trustee.
_____________________________________
Dated as of April 1, 2004
This instrument was prepared by Randall V. Griffin
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TABLE OF CONTENTS*
		Page
PARTIES		1
RECITALS		1
	Execution of Mortgage	1
	Execution of Supplemental Indentures	1
	Acquisition of property rights and property	1
	No Default under Original Indenture	2
	Provision for issuance of bonds in one or more series	2
	Right to execute supplemental indenture	2
	Issue of other series of bonds	2
	Execution of Senior Note Indenture	2
	Issue of Senior Notes of 2034 Series	2
	Issue of bonds pursuant to Article Thirteen of the Senior Note Indenture	2
	Issue of collateral bonds of the New Series	2
	Form of collateral bond of the New Series	2
	Trustee's Authentication Certificate	5
	Supplemental Indenture	5
	Compliance with legal requirements	5
GRANT		6
DESCRIPTION OF PROPERTY		6
APPURTENANCES, ETC.		6
HABENDUM		7
ENCUMBRANCES		7
TRUST		7
SEC. 1.	Creation of Bonds of the New Series	7
	Date of Maturity	7
	Interest Rate	7
	Redemption	8
SEC. 2.	Issuance of Bonds of the New Series	9
SEC. 3.	Approval of Supplemental Indenture by Board of Public Utilities, State of New Jersey not to be construed as approval of other acts	9
SEC. 4.	Supplemental Indenture and Original Indenture to be construed as one instrument	9
	Limitation on rights of others	9
	Trustee assumes no responsibility for correctness of recitals of fact	9
	Execution in counterparts	9
TESTIMONIUM		10
SIGNATURES AND SEALS		10
ACKNOWLEDGEMENTS		12
*The Table of Contents shall not be deemed to be any part of the Indenture Supplemental to Mortgage and Deed of Trust.
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                           SUPPLEMENTAL INDENTURE, dated as of April 1, 2004 for convenience of reference, and effective from the time of execution and delivery hereof, made and entered into by and between ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter sometimes called the "Company"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

                           WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated January 15, 1937 (hereinafter referred to as the "Mortgage"), for the security of all bonds of the Company outstanding thereunder, and by said Mortgage conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Mortgage; and

                           WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1949, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1953, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1955, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1957, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1959, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1961, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1962, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1966, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1972, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1976, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1985, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1986, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1989, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1994, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1997, such instruments amending and supplementing the Mortgage in certain respects (the Mortgage, as so amended and supplemented, being hereinafter called the "Original Indenture") and conveying to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, certain property rights and property therein described; and

                           WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain property rights and property hereinafter described and has covenanted in Section 42 of the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to make subject to the lien thereof any property thereafter acquired and intended to be subject to such lien; and

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WHEREAS, the Company represents that no default has occurred under any of the provisions of the Original Indenture; and

                           WHEREAS, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and conditions shall be determined by the Board of Directors of the Company prior to the authentication thereof; and

                           WHEREAS, Section 121 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Original Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provide that a breach thereof shall be equivalent to a default under the Original Indenture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed, and that the Trustee is authorized to join with the Company in the execution of any such instrument or instruments; and

WHEREAS, the Company has heretofore issued bonds of various series and in various amounts and, of the bonds so issued, $495,600,000 aggregate principal amount is outstanding at the date hereof; and

                           WHEREAS, the Company has entered into an Indenture, dated as of April 1, 2004 (the "Senior Note Indenture"), with The Bank of New York, as trustee (the "Senior Note Trustee"), providing for the issuance thereunder of the Company's senior debentures, notes or other evidences of indebtedness ("Senior Notes"); and

                           WHEREAS, the Company has determined to issue under and pursuant to the Senior Note Indenture a series of Senior Notes in the principal amount of $120,000,000, to be known as the Senior Notes, 5.80% Series due May 15, 2034 (hereinafter called "Senior Notes of 2034 Series"); and

                           WHEREAS, pursuant to Article Thirteen of the Senior Note Indenture, the Company wishes to issue to the Senior Note Trustee, as security for the Senior Notes of 2034 Series, a new series of bonds under the Original Indenture (i) that have an aggregate principal amount equal to the principal amount of the Senior Notes of 2034 Series, (ii) that have a stated maturity date that is the same as the stated maturity of the Senior Notes of 2034 Series, (iii) that bear interest at a rate equal to the interest rate borne by the Senior Notes of 2034 Series, (iv) that have interest payment dates that are the same as the interest payment dates of the Senior Notes of 2034 Series, (v) that contain the same redemption provisions as the Senior Notes of 2034 Series and (vi) that in all other material respects conform as nearly as is practicable to the terms of the Senior Notes of 2034 Series; and

                           WHEREAS, for such purposes the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a new series of bonds under the Original Indenture to be entitled and designated as "First Mortgage Bonds, 5.80 % Collateral Series due May 15, 2034" (herein sometimes referred to as the "collateral bonds of the New Series"); and

WHEREAS, each of the fully registered collateral bonds of the New Series is to be substantially in the following form, to wit:
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THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE, DATED AS OF APRIL 1, 2004, AS SUPPLEMENTED, BETWEEN ATLANTIC CITY ELECTRIC COMPANY AND THE BANK OF NEW YORK, AS TRUSTEE
(FORM OF BOND) (FACE) ATLANTIC CITY ELECTRIC COMPANY FIRST MORTGAGE BOND 5.80 % Collateral Series due May 15, 2034

                           ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter called the "Company"), for value received, hereby promises to pay to The Bank of New York, as trustee, or registered assigns, the principal sum of                   Dollars on May 15, 2034, at the office or agency of the Company in the Borough of Manhattan, The City of New York in lawful money of the United States of America, and to pay interest thereon at the rate of 5.80 per centum per annum in like money, at said office or agency on May 15 and November 15, in each year, commencing November 15, 2004, until the Company's obligation with respect to the payment of such principal shall have been discharged. Interest on this bond will accrue from April 8, 2004, to the first interest payment date, and thereafter will accrue from the last interest payment date to which interest has been paid or duly provided for. In the event that any interest payment date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day with the same force and effect as if made on the interest payment date (and without any interest or other payment in respect of such delay). "Business day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York are generally authorized or required by law, regulation or executive order to remain closed.

                           Subject to certain exceptions provided in the Mortgage referred to on the reverse hereof, the interest payable on any interest payment date shall be paid to the person in whose name this bond registered at the close of business on the first calendar day of the month in which such interest payment date occurs; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid.

                           Under an Indenture dated as of April 1, 2004 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and The Bank of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of senior notes under the Senior Note Indenture entitled Senior Notes, 5.80% Series due May 15, 2034 (the "Senior Notes of 2034 Series"). Pursuant to Article Thirteen of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes of 2034 Series. Payment of principal of, or premium, if any, or interest on, the Senior Notes of 2034 Series shall constitute payments on this bond.

                           This bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

                           Reference is made to the further provisions of this bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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                           IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY has caused this bond to be executed in its name by the signature or a facsimile thereof of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the signature, or a facsimile thereof, of its Secretary or one of its Assistant Secretaries.

	Attest: ___________________________________ [Assistant] Secretary	ATLANTIC CITY ELECTRIC COMPANY By: ________________________________ [Vice] President
(FORM OF BOND) (REVERSE)

                           This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its "First Mortgage Bonds, 5.80 % Collateral Series due May 15, 2034" (hereinafter called "Collateral Bonds of 2034 Series"), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated January 15, 1937, executed by the Company to THE BANK OF NEW YORK, as Trustee, to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

                           Upon any payment of the principal of, premium, if any, and interest on all or any portion of the Senior Notes of 2034 Series (and to the extent of such payment), whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 702 of the Senior Note Indenture, the obligation of the Company to make the corresponding payment of principal, premium, if any, or interest on the Collateral Bonds of 2034 Series shall be deemed to be satisfied and discharged. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the Collateral Bonds of 2034 Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers (i) stating that timely payment of principal of or premium or interest on, the Senior Notes of 2034 Series has not been so made and (ii) providing the details of such nonpayment.

                           This bond is redeemable (i) on such dates, in such principal amounts and at the redemption prices as the corresponding Senior Notes of 2034 Series and (ii) upon written demand of the Senior Note Trustee following the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the corresponding Senior Notes of 2034 Series as provided in Section 802(a) or 802(b) of the Senior Note Indenture.

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                           As provided in Section 1308 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligation of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner the Senior Notes of 2034 Series or any other senior notes outstanding under the Senior Note Indenture and, pursuant to Section 1308 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company or the Trustee (as directed by Company Order (as defined in the Senior Note Indenture)).

                           The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

                           The Collateral Bonds of 2034 Series are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. This bond shall not be assignable or transferable except as permitted or required by Section 1307 of the Senior Note Indenture.

                           The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions of the Mortgage) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

`                           No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director, as such, of the Company or of any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors, as such, being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

(END OF FORM)
AND WHEREAS each of the collateral bonds of the New Series (whether in temporary or definitive form) is to bear a certificate of the Trustee substantially in the following form, to wit:
TRUSTEE'S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described in the within-mentioned Mortgage
	Dated,	THE BANK OF NEW YORK, Trustee By: ________________________________ Authorized Officer

                           AND WHEREAS, the Company, in the exercise of the powers and authorities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

                           WHEREAS, the Company represents that all conditions and requirement necessary to make this supplemental indenture (hereinafter sometimes referred to as the "2004 Supplemental Indenture") a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:
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                           That Atlantic City Electric Company, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under and secured by the Original Indenture and this 2004 Supplemental Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and this 2004 Supplemental Indenture (including any further indenture or indentures supplemental to the Original Indenture and any modification or alteration made as in the Original Indenture provided) and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, all of the following described properties of the Company, that is to say: all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1997 (except such property as is hereinafter expressly excepted from the lien and operation of this 2004 Supplemental Indenture).

                           The property covered by the lien of the Original Indenture and this 2004 Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, now owned by the Company and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1997, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this 2004 Supplemental Indenture) all lands, rights of way and roads; all plants for the generation of electricity, power houses, steam heat plants, hot water plants, substations, transmission lines, distributing systems, bridges, culverts, tracks, rolling stock, vehicles, automobiles; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, turbines, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical or mechanical, conduits, cables and lines; all pipes, whether for water, steam heat, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds (excepting the last day of the term of each lease and leasehold); all contracts, whether heat, light, power or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title, and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.

                           TOGETHER WITH all and singular tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                           Provided that, in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and of this 2004 Supplemental Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid or deposited or delivered hereunder or under the Original Indenture or hereinafter or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; materials, supplies and construction equipment; and all judgments, accounts and choses in action, the proceeds of which the Company is not obligated as provided in the Original Indenture or as hereinafter provided to deposit with the Trustee hereunder or thereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the

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Original Indenture and this 2004 Supplemental Indenture in the above subdivision (2) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property in the manner provided in Article XII of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article XII.

                           TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over, or confirmed by the Company as aforesaid, or intended so to be unto the Trustee and its successors and assigns forever.

                           SUBJECT, HOWEVER, as to all property embraced herein to all of the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to the encumbrances of the character defined in Section 6 of the Original Indenture as "excepted encumbrances", insofar as the same may attach to any of the property embraced herein.

                           IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and in this 2004 Supplemental Indenture set forth for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder and under the Original Indenture, or any of them, in accordance with the terms of the Original Indenture and of this 2004 Supplemental Indenture, without preference, priority or distinction as to lien of any of said bonds or coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the conditions, provisions and covenants set forth in the Original Indenture and in this 2004 Supplemental Indenture.

AND THIS INDENTURE FURTHER WITNESSETH:

                           That in further consideration of the premises and for the considerations aforesaid, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in such trust, as follows:

                           Section 1. The Company hereby creates a forty-eighth series of bonds to be issued under and secured by the Original Indenture and this 2004 Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title "First Mortgage Bonds, 5.80% Collateral Series due May 15, 2034."

                           The collateral bonds of the New Series shall mature on May 15, 2034 and shall be issued in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $1,000 and any multiple or multiples of $1,000 authorized by the Company; they shall bear interest at the rate of 5.80 per centum per annum, payable semiannually on May 15 and November 15 of each year, commencing November 15, 2004; and the principal of, premium, if any, and interest on each said bond shall be payable at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in lawful money of the United States of America. In the event that any interest payment date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day with the same force and effect as if made on the interest payment date (and without any interest or other payment in respect of such delay). "Business day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York are generally authorized or required by law, regulation or executive order to remain closed.

                           Each collateral bond of the New Series is to be issued to and registered in the name of the Senior Note Trustee, to be owned and held by the Senior Note Trustee under the terms of the Senior Note Indenture for the benefit of the holders of the Senior Notes of 2034 Series in order to secure the Company's obligations under such Senior Notes. The collateral bonds of the New Series shall not be assignable or transferable except as permitted or required by Section 1307 of the Senior Note Indenture.

                           Upon any payment of the principal of, premium, if any, and interest on all or any portion of the Senior Notes of 2034 Series (and to the extent of such payment), whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 702 of the Senior

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Note Indenture, the obligation of the Company to make the corresponding payment of principal, premium, if any, or interest on the collateral bonds of the New Series shall be deemed to be satisfied and discharged. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the collateral bonds of the New Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers (i) stating that timely payment of principal of or premium or interest on, the Senior Notes of 2034 Series has not been so made and (ii) providing the details of such nonpayment.

                           Subject to the preceding paragraph, the person in whose name any collateral bond of the New Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such collateral bond of the New Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of collateral bonds of the New Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any collateral bonds of the New Series shall be the registered holders of such collateral bonds of the New Series on the date of payment of such defaulted interest; and except that interest payable at maturity will be paid to the person to whom principal is paid.. The term "record date" as used in this Section 1, and in the form of the collateral bonds of the New Series, shall mean the first calendar day of the month in which an interest payment date occurs.

                           Except as provided in this Section 1, every collateral bond of the New Series shall be dated as provided in Section 10 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the collateral bonds of the New Series, all collateral bonds of the New Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated as of the day following such interest payment date and shall bear interest from such interest payment date; provided, however that if and to the extent that the Company shall default in the interest due on such interest payment date, then any such collateral bond of the New Series shall bear interest from the interest payment date next preceding the date of such bond to which interest has been paid, unless such interest payment date is November 15, 2004, in which case from April 8, 2004.

                           The collateral bonds of the New Series shall be redeemed on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Senior Notes of 2034 Series. Otherwise, the collateral bonds of the New Series shall not be redeemable except as set forth in the following paragraph. In the event the Company redeems any Senior Notes of 2034 Series prior to maturity in accordance with the provisions of the Senior Note Indenture, collateral bonds of the New Series in principal amounts corresponding to the Senior Notes of 2034 Series so redeemed shall be deemed to have been redeemed and the Senior Note Trustee is required to deliver to the Trustee for cancellation such collateral bonds of the New Series so redeemed, as provided in Section 1308 of the Senior Note Indenture. The Company agrees to give the Trustee notice of any such redemption of the Senior Notes of 2034 Series on or before the date fixed for any such redemption. The Senior Note Trustee, as holder of all collateral bonds of the New Series then outstanding, shall be deemed to have waived notice of any such redemption of collateral bonds of the New Series.

                           Upon the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the Senior Notes of 2034 Series pursuant to Section 802(a) or 802(b) thereof, the Company shall redeem the collateral bonds of the New Series in whole upon receipt by the Company of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Notes of 2034 Series pursuant to Section 802(a) or 802(b) thereof, specifying the last date to which interest on such senior notes has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the collateral bonds of the New Series. Each Redemption Demand also shall constitute a waiver by the Senior Note Trustee, as holder of all collateral bonds of the New Series then outstanding, of notice of redemption of the

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collateral bonds of the New Series. The Company waives any right it may have to prior notice of such redemption under the Original Indenture. Upon presentation of the collateral bonds of the New Series by the Senior Note Trustee to the Trustee, the collateral bonds of the New Series shall be redeemed immediately at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the date of the Redemption Demand; provided, however, that in the event of a rescission of acceleration of Senior Notes of 2034 Series pursuant to Section 802(e) of the Senior Note Indenture, then any Redemption Demand shall thereby be deemed to be rescinded by the Senior Note Trustee; but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

                           As provided in Section 1303 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the collateral bonds of the New Series shall be deemed to be satisfied and discharged, the collateral bonds of the New Series shall cease to secure in any manner the Senior Notes of 2034 Series or any other senior notes outstanding under the Senior Note Indenture and, pursuant to Section 1308 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the collateral bonds of the New Series to the Company or the Trustee (as directed by Company Order (as defined in the Senior Note Indenture)).

                           SECTION 2. In accordance with and in compliance with the provisions of Article VI of the Original Indenture, One Hundred Twenty Million ($120,000,000) principal amount of collateral bonds of the New Series may be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this 2004 Supplemental Indenture) from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

                           SECTION 3. The approval by the Board of Public Utilities, State of New Jersey of the execution and delivery of this 2004 Supplemental Indenture shall not in anywise be construed as approval by said Board of any other act, matter or thing which requires the approval of said Board under the laws of the State of New Jersey; nor shall said approval bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of bonds under the Original Indenture or any indenture supplemental thereto or otherwise.

                           SECTION 4. As supplemented by this 2004 Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this 2004 Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                           Nothing in this 2004 Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than the holders of bonds issued under the Original Indenture and this 2004 Supplemental Indenture, the Company and the Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this 2004 Supplemental Indenture.

The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this 2004 Supplemental Indenture.

                           This 2004 Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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                           IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY, party hereto of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, party hereto of the second part, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President or an Assistant Vice President. Executed and delivered by Atlantic City Electric Company in the City of Wilmington, Delaware, the 1st day of April, 2004.

	(SEAL) ATTEST: NINA J. CLEMENTS Nina J. Clements Assistant Secretary	ATLANTIC CITY ELECTRIC COMPANY By: ROBERTA S. BROWN Roberta S. Brown Vice President
Signed, sealed and delivered by ATLANTIC CITY ELECTRIC COMPANY in the presence of:
		DIANA C. DeANGELIS K. SHOWALTER
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[Signature page (continued) to Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 2004, by and between Atlantic City Electric Company and The Bank of New York, as Trustee, supplemental to Mortgage and Deed of Trust, dated January 15, 1937.]

	(SEAL) ATTEST: MING RYAN Ming Ryan Vice President	THE BANK OF NEW YORK, as Trustee By: DOROTHY MILLER Dorothy Miller Vice President
Signed, sealed and delivered by THE BANK OF NEW YORK in the presence of:
		GEOVANNI BARRIS MARY LaGUMINA
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STATE OF DELAWARE ss.: COUNTY OF NEW CASTLE

                           BE IT REMEMBERED that on this 1st day of April , in the year of our Lord two thousand four before me, a Notary Public in and for the State and County aforesaid, personally appeared Nina J. Clements, who being by me duly sworn on her oath says that she is Assistant Secretary of Atlantic City Electric Company, the grantor in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that Roberta S. Brown is a Vice President; that deponent knows the common or corporate seal of said grantor, and the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Vice President and the seal of said grantor affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said grantor for the uses and purposes therein expressed, pursuant to a resolution of the Board of Directors of said grantor; and at the execution thereof this deponent subscribed her name thereto as witness.

Sworn and subscribed the day and year aforesaid.
	( SEAL )	DIANA C. DeANGELIS NOTARY PUBLIC OF DELAWARE My Commission Expires __________________ DIANA C. DeANGELIS NOTARY PUBLIC STATE OF DELAWARE My Commission Expires Sept. 28, 2004
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STATE OF NEW YORK ss.: COUNTY OF NEW YORK

                           BE IT REMEMBERED that on this 1st day of April, in the year of our Lord two thousand four before me, a Notary Public in and for the State and County aforesaid, personally appeared Ming Ryan, who being by me duly sworn on her oath says that she is a Vice President of THE BANK OF NEW YORK, the Trustee named in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that Dorothy Miller is a Vice President; that deponent knows the common or corporate seal of said Trustee, and that the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Vice President and the seal of said Trustee affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said Trustee for the uses and purposes therein expressed, pursuant to authority of the Board of Directors of said Trustee; and at the execution thereof this deponent subscribed her name thereto as witness.

Sworn and subscribed the day and year aforesaid.
(SEAL)	ROBERT HIRSCH NOTARY PUBLIC OF NEW YORK ROBERT HIRSCH Notary Public, State of New York No. 01H16076679 Qualified in Rockland County Commission Expires July 1, 2006
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CERTIFICATE OF RESIDENCE

                           THE BANK OF NEW YORK, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK, as Trustee By: DOROTHY MILLER Dorothy Miller Vice President
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